Exhibit 10.39

EXHIBIT G

SIXTH AMENDMENT

TO

THE TRAVELERS SEVERANCE PLAN

(Effective April 1, 2004)

The Travelers Severance Plan (Effective April 1, 2004) is hereby amended Effective January 1, 2009 as follows:

Section II.9 is amended to read as follows:

II.9       “Reduction in Force” or “RIF” means a Termination of Employment initiated by an Employer solely due to a reduction in force or the elimination of an Employee’s position. An Employee will not be treated as having had a Termination of Employment due to a RIF if: (i) the Employee’s employment is terminated due to inadequate job performance or for Conduct Harmful or Prejudicial to the Company, even if the Employer chooses not to replace such Employee or fill the Employee’s position or (ii) the Employee declines an Offer of Continued Employment by the Company or an Affiliate prior to the Employee’s Termination of Employment, whether that Offer of Continued Employment was made before or after Written Notice of Termination was provided to the Employee.  An Employee who is on a personal leave of absence which commenced prior to the date of the Employee’s Termination of Employment due to a RIF (as of such date as was established in a Written Notice of Termination) will not be treated as having had a Termination of Employment due to a RIF.  An Employee who is on a disability leave at the time of a RIF will be treated as having had a Termination of Employment due to a RIF if either (a) the date of the Employee’s Termination of Employment due to RIF is established in a Written Notice of Termination that was provided to the Employee prior to the start of the disability leave, or (b) (i) the Employee recovers from his/her disability and provides the Employer with written notice of his/her intent to return to work for the Company or an Affiliate, along with a physician’s  certification that the Employee is able to return to work, prior to his/her Termination of Employment (both the notice must be given, and the Employee must be able to return to work, prior to Termination of Employment), and (ii) the Employee does not receive an Offer of Continued Employment by the Company or an Affiliate within sixty (60) days after the date the Employer receives written notice of the Employee’s intent to return to work.